Exhibit 11


                               WASTEMASTERS, INC.

                       COMPUTATION OF EARNINGS PER COMMON
                          AND COMMON STOCK EQUIVALENT

                 For the years ended December 31, 1996 and 1995


                                                         1996           1995
                                                         ----           ----

Shares outstanding at beginning of period............  7,599,947      3,098,947
Weighted average of common shares issued
  during the period..................................  8,006,670        737,059
                                                      ----------     ----------
Weighted average of common shares
  outstanding during period.......................... 15,606,617      3,836,006
Shares used in computing earnings per
  common share....................................... 15,606,617      3,836,006
                                                      ==========     ==========
Loss per common share ($15,207,732/15,606,617)       $      (.97)
                                                      ==========
Loss per common share ($5,257,255/3,836,006)                        $     (1.37)
                                                                     ==========

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